EXHIBIT 22 - SUBSIDIARIES OF THE REGISTRANT



The subsidiaries of Fansteel Inc. and their state or country of incorporation are as follows:


                                                         State or Country
                   Name of Subsidiary                    of Incorporation

          Custom Technologies Corporation                    Delaware
            Wellman Dynamics (1)                             Delaware
            Escast, Inc. (1)                                 Illinois
            Washington Manufacturing (1)                     Delaware
          Fansteel Holdings Incorporated                     Delaware
          Fansteel Sales Corporation, Inc.                   Barbados
          Phoenix Aerospace Corp.                            Delaware
          American Sintered Technologies, Inc.               Delaware
          Fansteel Schulz Products, Inc.                     Delaware
          Fansteel de Mexico S. de R.L. de C.V.(2)           Mexico



(1) These entities are wholly-owned subsidiaries of Custom Technologies Corporation.
(2) This entity is a wholly-owned subsidiary of Escast, Inc. and Fansteel Holdings, Inc.